                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements of The Lincoln Electric Company (Form S-8 No. 33-25209) pertaining to The Lincoln Electric Company 1988 Incentive Equity Plan, (Form S-8 No. 33-64189) pertaining to The Lincoln Stock Purchase Plan and (Form S-8 No. 33-64187) pertaining to The Lincoln Electric Company Employee Savings Plan of our report dated February 27, 1996, with respect to the consolidated financial statements and schedule of The Lincoln Electric Company and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                          ERNST & YOUNG LLP

Cleveland, Ohio
March 22, 1996

                                       38